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                               EXHIBIT (8)(a)(1)
                               -----------------

                   AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
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                                ADDENDUM NO. 6
                       TO PARTICIPATION AGREEMENT AMONG
                            ENDEAVOR SERIES TRUST,
                           ENDEAVOR MANAGEMENT CO.,
                          PFL LIFE INSURANCE COMPANY,
                    AUSA LIFE INSURANCE COMPANY, INC., AND
                    PEOPLES BENEFIT LIFE INSURANCE COMPANY


Amendment No. 6 to the Participation Agreement among Endeavor Series Trust, Endeavor Management Co., and PFL Life Insurance Company dated February 20, 1991 ("Participation Agreement").

WHEREAS, PFL Life Insurance Company has established two separate accounts for the purposes of selling variable annuity products, some of which are to be funded in part by the Endeavor Series Trust; and

WHEREAS, PFL Life Insurance Company has established a separate account for the purpose of selling variable life products funded in part by the Endeavor Series Trust; and

NOW, THEREFORE, IT IS HEREBY AGREED that PFL Life Insurance Company, through its respective separate accounts, PFL Life Variable Annuity Account C and PFL Life Variable Annuity Account D, is authorized to acquire shares issued by the Endeavor Series Trust, subject to the terms and conditions of the Participation Agreement; and

FURTHER, IT IS HEREBY AGREED that PFL Life Insurance Company, through its respective separate account, Legacy Builder Variable Life Separate Account, is authorized to acquire shares issued by the Endeavor Series Trust, subject to the terms and conditions of the Participation Agreement.

IN WITNESS WHEREOF, each of the original and subsequent parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of September 27, 1999.
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PFL LIFE INSURANCE COMPANY                 ENDEAVOR SERIES TRUST
By its authorized officer                  By its authorized officer

By:  /s/  William L. Busler                By:/s/  Vincent J. McGuinness, Jr.
   --------------------------------           --------------------------------

Title:  President                          Title: President
      -----------------------------              -----------------------------

Date: September 27, 1999                   Date: September 27, 1999
     ------------------------------             ------------------------------


                                           AUSA LIFE INSURANCE
ENDEAVOR MANAGEMENT CO.                    COMPANY, INC.
By its authorized officer                  By its authorized officer

By: /s/ Vincent J. McGuinness, Jr.       By: /s/ William L. Busler
   --------------------------------         ----------------------------------

Title: CEO/President                     Title: Vice President
      -----------------------------            -------------------------------

Date: September 27, 1999                 Date: September 27, 1999
     ------------------------------           --------------------------------


PEOPLES BENEFIT LIFE
INSURANCE COMPANY
By its authorized officer

By: /s/  Frank A. Camp
   --------------------------------

Title: Vice President and
      -----------------------------
       Division General Counsel
      -----------------------------

Date: September 27, 1999
     ------------------------------
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                                    AMENDED
                                  SCHEDULE A

                         EFFECTIVE SEPTEMBER 27, 1999
                         ----------------------------

               Account(s), Policy(ies) and Portfolio(s) Subject
                     to the Participation Agreement Among
                            Endeavor Series Trust,
                           Endeavor Management Co.,
                          PFL Life Insurance Company,
                     AUSA Life Insurance Company, Inc. and
                     Peoples Benefit Life Insurance Company

Accounts:       PFL Endeavor Variable Annuity Account
                AUSA Endeavor Variable Annuity Account
                Peoples Benefit Life Insurance Company Separate Account V
                Peoples Benefit Life Insurance Company Separate Account C
                PFL Endeavor Variable Life Account
                PFL Life Variable Annuity Account B
                PFL Life Variable Annuity Account C
                PFL Life Variable Annuity Account D
                Legacy Builder Variable Life Separate Account

Policies:       The Endeavor Variable Annuity
                The Endeavor Platinum Variable Annuity
                The AUSA Endeavor Variable Annuity
                The Advisor's Edge Variable Annuity
                PFL Endeavor Variable Life
                Extra Variable Annuity
                Access Variable Annuity
                Endeavor Legacy Builder Plus

Portfolios:     Endeavor Asset Allocation
                Endeavor Money Market
                T. Rowe Price Equity Income
                T. Rowe Price Growth Stock
                T. Rowe Price International Stock
                Endeavor Value Equity
                Endeavor Opportunity Value
                Endeavor Enhanced Index
                Dreyfus U.S. Government Securities
                Dreyfus Small Cap Value
                Endeavor Select 50
                Endeavor High Yield
                Endeavor Janus Growth